Exhibit 10.52

STOCKHOLDERS' AGREEMENT

THIS STOCKHOLDERS' AGREEMENT (this "Agreement"), is entered into effective as of May 31, 2016, by and among MILE HIGH CONSULTING AND BRANDING, INC., a Nevada corporation (the "Company"), on the one hand, and its stockholders CANNASYS, INC., a Nevada corporation ("CannaSys"), and MHB, INC., a Colorado corporation doing business as Mile High Brands (the "MHB"). CannaSys and MHB are each referred to as a "Stockholder" and together, "Stockholders."

Recitals

A. Stockholders own of record and beneficially an aggregate of 10,000 shares of common stock, no par value (the "Common Stock"), of the Company, which constitute 100% of the total shares of the Company now issued and outstanding; with CannaSys owning 5,100 shares and MHB owning 4,900 shares

B. The Stockholders have formed the Company to commercialize, market, and distribute branded products to the regulated cannabis industry including celebrity branded products and other branded licensing opportunities.

C. Stockholders have determined that it is desirable to restrict the transfer of the Common Stock by the Stockholders and provide for the management and governance of the Company's business operations.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Stockholders hereby agree as follows:

Article I
Definitions and Interpretation

1.1 Definitions. As used herein, the following expressions shall have the meanings respectively indicated:

"Agreement" has the meaning set forth in the introductory clause.

"Board" means the Company's board of directors.

"CannaSys" has the meaning set forth in the introductory clause.

"Common Stock" has the meaning set forth in the recitals.

"Company" has the meaning set forth in the introductory clause.

"Event of Default" has the meaning set forth in section 4.2.

"Interest" has the meaning set forth in section 4.1.

"Legend" has the meaning set forth in section 2.3.

"Major Decisions" has the meaning set forth in section 3.6.

"MHB" has the meaning set forth in the introductory clause.

"Nonconsenting Stockholder" has the meaning set forth in subsection 3.7(a).

"Proposal" has the meaning set forth in subsection 3.7(a).

"Stockholder" and "Stockholders" have the meaning set forth in the introductory clause.

Article II
Purposes and Scope

2.1 General. This Agreement is made pursuant to Section 78.242 of the Nevada Revised Statutes and shall control the disposition of all shares of Common Stock from the date hereof through the date of termination of this Agreement pursuant to Article VI below. Each Stockholder shall act promptly to cause all Common Stock to become subject to this Agreement by surrendering to the Company all certificates representing its Common Stock for the imprinting thereon of the legend required by section 2.3 below.

2.2 Acquisition of Additional Shares.

(a) If and to the extent any Stockholder during the term of this Agreement becomes entitled to purchase or otherwise acquire Common Stock from the Company through the exercise of any preemptive or preferential right vested in or otherwise afforded to it by the Company, such Stockholder shall be free to exercise that right (in whole or in part, as it shall determine) and thereby purchase or otherwise acquire such Common Stock, which concurrently with the issuance thereof shall become subject to this Agreement.

(b) If and to the extent that any Stockholder during the term of this Agreement becomes entitled to purchase or receive from the Company any Common Stock (as a dividend; by reason of a stock split or any similar transaction; recapitalization; in a spin-off or any similar transaction; partial or total liquidation by or of the Company; or otherwise) other than through exercise of a preemptive or preferential right, the Stockholder shall be free to so receive such Common Stock, which concurrently with the issuance thereof shall become subject to this Agreement.

2.3 Legend. Concurrently with the execution of this Agreement, the Stockholders shall deliver to the Company all certificates representing their shares of Common Stock for the purpose of placing the following legend, or a legend substantially similar in purpose and effect (the "Legend"), on each such certificate, following which all such certificates shall be returned to the Stockholders:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 31, 2016, AND MAY NOT BE TRANSFERRED, SOLD, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE STOCKHOLDERS' AGREEMENT ALSO CONTAINS VOTING RESTRICTIONS APPLICABLE TO CERTAIN MATTERS. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF MILE HIGH CONSULTING AND BRANDING, INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD WITHOUT COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE.

Stockholders shall not remove or permit to be removed the Legend from any certificate representing the Common Stock. Stockholders shall use their best efforts to cause the Company: (a) to place the Legend or cause the Legend to be placed: (i) on each certificate representing any other Common Stock not later than concurrently with the same becoming subject to this Agreement in accordance with its terms; and (ii) on any new certificate issued to represent such other Common Stock theretofore represented by a certificate carrying the Legend, except as otherwise specifically permitted by this Agreement; and (b) not to remove the Legend or permit the Legend to be removed from any such certificate after the same is placed thereon, except as otherwise specifically permitted by this Agreement.

2.4 Scope of Stockholders' Authority. Except as otherwise expressly and specifically provided in this Agreement, neither Stockholder shall have any authority to act for, or to assume any obligations or responsibility on behalf of, the other Stockholder or the Company.

2.5 Principal Place of Business. The Company's principal office and place of business shall be maintained at 1350 17th Street, Suite 150, Denver, CO 80202 or such other place or places as shall from time to time be designated by the Board.

2.6 Term. This Agreement shall commence upon the date of this Agreement and shall continue until terminated pursuant to Article VI below.

Article III
Corporate Governance

3.1 Composition of the Board.

(a) The Board shall initially consist of three directors, two of whom shall be designated by CannaSys and one shall be designated by MHB. One of the Company's directors shall initially also be the Company's chief executive officer.

(b) Each Stockholder agrees that it shall vote all of its Common Stock that it is entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this section 3.1.

(c) The Company agrees to cause each individual designated pursuant to subsection 3.1(a) or 3.03 to be nominated to serve as a director on the Board and to take all other necessary actions (including calling a special meeting of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in this section 3.1.

3.2 Removal. Each Stockholder agrees that it shall not vote any of its Common Stock in favor of the removal of any director who shall have been designated by the Stockholders pursuant to section 3.1, unless the other Stockholder shall have consented to such removal in writing; but if the Stockholder shall request in writing the removal, with or without cause, of a director, such Stockholder shall vote all its Common Stock in favor of such removal.

3.3 Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board:

(a) the designating Stockholder may designate a replacement nominee to fill the vacancy and serve as a director on the Board; and

(b) each Stockholder agrees that it shall vote all of its Common Stock that it is entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the replacement nominee be elected to the Board.

3.4 Articles of Incorporation and Bylaw Provisions. Each Stockholder agrees to vote all of its Common Stock that it is entitled to vote or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Company's articles of incorporation and bylaws: (a) facilitate, and do not at any time conflict with, any provision of this Agreement; and (b) permit each Stockholder to receive the benefits to which it is entitled under this Agreement.

3.5 Reimbursement of Expenses. Directors will not be entitled to compensation for service on the Board, but the Company will pay all reasonable out-of-pocket expenses incurred by the directors in connection with traveling to and from and attending meetings of the Board and while conducting business at the Company's request.

3.5 Corporate Purpose and Opportunities. The Stockholders formed the Company to assist each other in the marketing and branding of their respective business operations and products. Each Stockholder acknowledges that the other Stockholder and its affiliates have or may have interests in the same, related, or competitive business areas as those engaged in by the Company. Each Stockholder agrees to first offer all marketing and branding opportunities related to its respective products to the Company. If the Board declines to pursue a particular marking or branding opportunity introduced to the Company by a Stockholder, the Stockholder and its affiliates shall be free to pursue the opportunity in such business area without violating the terms of this Agreement.  New opportunities presented to the Company by the Stockholders are owned in accordance with each Stockholder's ownership interest, unless the Board agrees on a different ownership allocation.

3.6 Major Decisions. No act shall be taken, sum expended, or obligation incurred by the Company or any of the Stockholders respecting a matter within the scope of any of the major decisions (the "Major Decisions") affecting the Company as defined below, unless such Major Decisions are first approved by all of the Stockholders in writing. The Major Decisions shall be the following:

(a) financing, including time and amounts, for the Company; and

(b) any agreement with the directors regarding compensation of the directors.

3.7 Option to Buy in Event of Deadlock.

(a) In the event one Stockholder refuses to consent, approve, or agree (the "Nonconsenting Stockholder") respecting Major Decisions and the Nonconsenting Stockholder owns 50% or less of the issued and outstanding Common Stock, the Company or the consenting Stockholder may elect to purchase (and retire, if the purchaser is the Company) the Common Stock of the Nonconsenting Stockholder. In order to exercise this option to purchase, the Nonconsenting Stockholder must first be given written notice specifying the exact nature of the matter that was raised and containing such other information as may be necessary to enable the Nonconsenting Stockholder to evaluate the proposal (the "Proposal"). Upon request by the Nonconsenting Stockholder, the party proposing the course of action shall supply the Nonconsenting Stockholder with such further information and documents as may be necessary in order to evaluate the Proposal. Within 20 days after the receipt by the Nonconsenting Stockholder of the Proposal, the Nonconsenting Stockholder shall give written notice to the Company and the consenting Stockholder indicating whether the Proposal is refused; and if such notice of refusal is not given within the required time, the Proposal shall be deemed to have been refused as of the end of 20 days. The election to purchase shall be made by written notice given to the Nonconsenting Stockholder within 45 days after the date of receipt by the Company and the consenting Stockholder of the written notice of refusal or the date on which the Nonconsenting Stockholder is deemed to have given its notice of refusal, whichever is sooner.

(b) If no election to purchase is exercised as provided herein, the Proposal shall be deemed to have been refused by all Stockholders.

3.8 Attorneys and Accountants. Stockholders shall agree upon a law firm and an accounting firm to represent the Company. Legal and accounting matters for the individual Stockholders shall not be paid for by the Company.  The accounting and related organizational steps will be structured in a manner to consolidate the financial statements of Company with the financial statements of CannaSys, subject to MHB's minority interest.

Article IV
Transfer Restrictions

4.1 Transfer Prohibited. Stockholder may not sell, transfer, assign, pledge, hypothecate or otherwise encumber or permit, or suffer any encumbrance of all or any part of its interest in the Company or its interest in any Company property (hereinafter collectively sometimes referred to as "Interest"), including any involuntary transfer by operation of law or otherwise, except as provided in this Article IV. Any attempt to so transfer or encumber any such Interest shall be void.

4.2 Defaults and Involuntary Transfers. Each of the following shall constitute an "Event of Default":

(a) if any Stockholder makes an assignment for the benefit of creditors or applies for appointment of a trustee, liquidator, or receiver of any substantial part of its assets or commences any proceedings relating to itself under any bankruptcy reorganization, arrangement, or similar law;

(b) if any such application is filed or proceeding is commenced against any Stockholder and such Stockholder indicates its consent thereto, or an order is entered appointing a trustee, liquidator, or receiver or approving the petition in any such proceeding and the order remains in effect for more than 60 days;

(c) if any sale or other transfer of any Interest, whether made voluntarily, by operation of law, or by the virtue of enforcement of any pledge or encumbrance, is made contrary to the provisions hereof;

(d) if any Stockholder or transferee thereof institutes any proceeding in a court of competent jurisdiction for sale or partition of an interest in the Company or its property;

(e) in the event a Stockholder fails to pay its respective share of any additional capital contribution pursuant to section  the time the same is due and payable, time being of the essence thereof; provided, however, that the remaining Stockholder may at its option advance and pay such share. The amount so advanced and paid shall constitute a debt due and owing by the delinquent Stockholder and shall be paid upon demand, with interest from the date of payment until repaid, at the rate of 12% or the highest rate allowed by law, whichever is less. Such advances shall be deemed to cure the default; provided, however, that at any time before such indebtedness is repaid the Stockholder making such advance may, by 30 days' notice in writing to the delinquent Stockholder, require payment or withdrawal and purchase the Interest of the delinquent Stockholder in the same manner provided in section 4.3, and apply said debt to the purchase price; or

(f) if a Stockholder breaches a material provision of this Agreement and fails to cure said breach within 30 days after receiving written notice from the Company or the nondefaulting Stockholder specifying the nature of the breach.

4.3 Voluntary Transfer. If a Stockholder desires to sell all or any part of its Interest or has received an offer to purchase and desires to accept such offer, it shall first offer to sell such Interest to the other Stockholder, in writing, as follows:

(a) The offer shall be made by the selling Stockholder to the nonselling Stockholder by written notice as provided in section 6.1 below. The offer of sale shall contain the price for which such Interest is offered for sale and the name and address of the person or persons making the offer and the terms of the offer of purchase received, if any.

(b) If the nonselling Stockholder wishes to purchase the Interest offered for sale, it shall advise the selling Stockholder within 45 days of receipt of the notice of sale. The nonselling Stockholder shall be deemed to have consented to the proposed sale if it fails to give the necessary notice within the 45-day period and to purchase the Interest pursuant to the terms of the offer.

(c) If the non-selling Stockholder does not wish to purchase the Interest as provided in the terms of the selling Stockholder's offer, then the nonselling Stockholder shall either give the selling Stockholder notice of its election to: (i) permit the selling Stockholder to sell such Interest; or (ii) require that all Company property be sold and the Company dissolved and terminated pursuant to Article VI. Such notice of election must be given within 45 days from the date on which the nonselling Stockholder received notice of the proposed sale. If the nonselling Stockholder shall fail to exercise the right herein granted to purchase such Interest or to require that all of the property owned by the Company be sold, then the selling Stockholder shall be free to transfer such Interest in accordance with the terms and conditions and to the person described in its offer of sale, for a consideration not less than that stated in its offer of sale, but not otherwise.

4.4 Sale to Remaining Stockholder. Upon the occurrence of:

(a)    an Event of Default;

(b)    a deadlock respecting a Major Decision, followed by the effective election to purchase by a consenting Stockholder under section 4.3; or

(c)    the election by a Stockholder to withdraw from the Company and liquidate its Interest, which election shall be exercised by giving the other Stockholder written notice;

then, the nondefaulting Stockholder, the nonwithdrawing Stockholder, or the consenting Stockholder (the "remaining Stockholder"), as the case may be, shall have the right and option to terminate this Agreement by purchasing Interest of the defaulting, withdrawing, or nonconsenting Stockholder (the "selling Stockholder") as provided above and in this section 4.4 or to dissolve and terminate this Agreement pursuant to Article VI. The option of the remaining Stockholder to purchase the Interest of the selling Stockholder shall be exercised by serving notice of intention to purchase upon the Selling Stockholder within 45 days after receiving notice of the Event of Default, nonconsent, or withdrawal, as the case may be. The purchase price of the Interest shall be equal to 90% of the valuation as determined under section 4.5 below and shall be payable, together with interest at the rate of 12% per annum, in four equal semiannual installments sufficient to amortize repayment over a period of two years. The first payment shall be due three months after the date of exercise of the option, and subsequent payments shall be due on the same date thereafter until paid in full. The Interest of the selling Stockholder shall immediately vest in the purchaser upon delivery of notice of exercise of the option to purchase thereunder. Except in the case of a sale following the occurrence of an Event of Default (in which case the defaulting Stockholder shall pay the entire appraisal fee), the selling and remaining Stockholders shall each pay one-half the costs of the appraisal, and the selling Stockholder shall immediately execute and deliver to the remaining Stockholder documents in form sufficient to convey all of the selling Stockholder's Interest to the remaining Stockholder. To evidence and secure the obligation of the remaining Stockholder to pay the balance of the purchase price, the remaining Stockholder shall execute a promissory note in substantially the form of Exhibit A attached hereto. In the case of a sale pursuant to an Event of Default, this option to purchase shall be in addition to and not in substitution for any right afforded by law, such as damages and other relief not inconsistent therewith; and in the event of any inconsistency between remedies provided by law and under this Agreement, the Stockholder not having breached this Agreement shall have the option to elect among any such rights and remedies. In the event the remaining Stockholder declines to purchase the selling Stockholder's Interest, the remaining Stockholder may elect to have this Agreement dissolved and terminated pursuant to Article VI.

4.5 Valuation. In the event the Stockholders are unable to agree upon the fair market value of an Interest, they shall agree upon a Member of the Appraisal Institute (MAI) practicing in the greater Denver area to determine the value of the Interest as of the date of sale, and the same shall be binding on all Stockholders. In the event the Stockholders are unable to agree upon an appraiser, one shall be designated by the established procedure of the Appraisal Institute when requested to name an impartial appraiser, and the appraiser's decision shall be binding on all Stockholders. Except as provided in section 4.4 in the case of a sale following an Event of Default, the buyer and seller shall each pay one-half the cost of the appraisal. The price for the Interest in the Company shall be its net book value, as determined by the public accountants regularly employed by the Company, or if there be none, by a certified public accountant acceptable to the remaining Stockholder, as of the last day of the month preceding the event triggering the determination. Such determination shall be made, to the extent practicable, in accordance with generally accepted accounting practices and principles, consistently applied and, in the absence of fraud, shall be conclusive and binding upon the Stockholders.

Article V
Termination and Dissolution

5.1 Terminating Events. This Agreement shall continue in full force and effect from the date hereof through the earlier of the following dates, on which it shall terminate in its entirety:

(a) the date as of which all Stockholders consent in writing to terminate this Agreement;

(b) the date of the Company's bankruptcy, receivership, or dissolution; or

(c) the date on which a single Stockholder becomes the owner of all of the Common Stock.

5.2 Effect of Termination. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination hereof.

5.3 Dissolution. The Company shall be deemed dissolved upon the occurrence of any of the following events:

(a) the sale or complete disposition of the Company's assets;

(b) the agreement of the Stockholders; or

(c) the election of a remaining Stockholder to dissolve and terminate the Company in the event of the remaining Stockholder objects to a proposed sale and declines to purchase the selling Stockholder's Interest or declines to purchase the withdrawing Stockholder's Interest as provided herein.

Article VI
General

6.1 Notices. Any notice, demand, request, and other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

If to CannaSys to:
CannaSys, Inc.
Attn: Michael A. Tew
1350 17th Street, Suite 150
Denver, CO 80202
Phone: (720) 420-1290
Email: Michael.Tew@cannasys.com

with a copy to (which shall not constitute notice):
Kruse Landa Maycock & Ricks, PLLC
Attn: Terrell W. Smith
136 East South Temple, 21st Floor
Salt Lake City, UT 84111
Phone: (801) 531-7090
Fax: (801) 531-7091
Email: TSmith@klmrlaw.com

If to MHB, to:
MHB, Inc.
Attn: Arnold Jay Boisdrenghien
5910 S. University Blvd, C-18 Unit 165
Littleton, CO 80121
Phone: _________
Fax: _______
Email: arnoldaj484@aol.com

with a copy to (which shall not constitute notice):

Rachel K. Gillette, Attorney at Law
103 E. Simpson Street, Suite 200
Lafayette, CO 80026
Office: 303-665-0860
Cell: 303-578-6848
Fax: 303-416-4298
Rachel@rachelkgillette.com

and

David H. Wollins
950 South Cherry Street, Suite 512
Denver, CO 80246
Telephone: 303-758-8900
Facsimile: 303-758-8111
Email: dhwollins@dhwpc-law.com

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

6.2 Counterparts. This Agreement may be executed in any number of counterparts (and any counterpart may be executed by original, portable document format (pdf), or facsimile signature), each of which when executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument.

6.3 Governing Law. This Agreement shall be governed by and construed under and in accordance with the laws of the state of Colorado, without giving effect to any choice or conflict of law provision or rule (whether the state of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Colorado.

6.4 Entire Agreement. This Agreement contains the entire agreement among the Company and the Stockholders relative to the formation, operation, termination and dissolution of the Company. No variations, modifications, or changes herein or hereof shall be binding upon any party unless set forth in a writing signed by all of the parties hereto.

6.5 Waiver. No consent or waiver, express or implied, by any party of a breach or default by any party in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder.

6.6 Other Interests. It is expressly agreed by the Stockholders that during the term of this Agreement, the Stockholders shall not enter into any agreement whatsoever that would result in a conflict of interest with the Company or the other Stockholder to this Agreement, unless expressly consented to in writing by the Company and the other Stockholder.

6.7 Partition. Each Stockholder irrevocably waives any and all right it may have to maintain any action for partition as to its undivided interest in the Company property or to compel any sale of the Company property under any law or laws now existing or hereinafter enacted.

6.8 Amendment.  No amendment or modification of any provision of this Agreement shall be valid unless in writing and signed by the Company and all Stockholders.

6.9 Arbitration; Costs and Attorney Fees. Any dispute involving the interpretation, application, or enforcement of this Agreement shall be submitted to binding arbitration before the American Arbitration Association, whose rules applicable to commercial disputes shall apply except as modified by this section. The arbitration hearing shall take place in Denver, Colorado, before one arbitrator, who shall be a retired judge (unless none is reasonably available). The arbitrator shall submit written findings of fact and conclusions of law. The arbitrator shall have authority only to interpret and apply provisions of this Agreement and shall have no authority to add to, subtract from, or modify terms of this Agreement. The judgment of the arbitrator shall be binding and may be entered as a final judgment by any court having jurisdiction over the Stockholders. In the event that any Stockholder shall initiate arbitration based on this Agreement, or take other permitted legal action for the enforcement or interpretation of any of the provisions of this Agreement, including such suit or action as may be necessary or germane to resolve or address any issues peculiar to federal bankruptcy law, the prevailing Stockholder in such action shall, in addition to whatever judgment is rendered or award granted on its behalf, be entitled to its reasonable costs and expenses in connection with such action, including reasonable attorney's fees.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MILE HIGH CONSULTING AND BRANDING, INC.

By: /s/ Michael Tew
Name: Michael Tew
Its: CEO

CANNASYS, INC.

By: /s/ Michael Tew
Name: Michael Tew
Its: CEO

MHB, INC. d/b/a MILE HIGH BRANDS

By: /s/ Arnold Jay Boisdrenghien
Name: Arnold Jay Boisdrenghien
Its: [unintelligible]